UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 3, 2018

VIVUS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33389	94-3136179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 E. HAMILTON AVENUE, SUITE 550

CAMPBELL, CA 95008

(Address of principal executive offices, including zip code)

(650) 934-5200

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 3, 2018, the Board of Directors of VIVUS, Inc., or the Company, appointed Kenneth Suh to serve as the Company’s President, effective immediately. On the same day, Mr. Suh, age 43, resigned as the President and Chief Executive Officer and as a director of Willow Biopharma Inc., the Company’s wholly owned subsidiary. Mr. Suh founded Willow Biopharma Inc., a biopharmaceutical company, in 2015 and has served as the President and Chief Executive Officer and as a director from August 2015 to August 2018. In April 2018, Willow Biopharma Inc. became a wholly owned subsidiary of the Company, and Mr. Suh was reappointed as the President and Chief Executive Officer and as a director of Willow Biopharma Inc. Mr. Suh also founded KRIM Biopharma Inc., a biopharmaceutical company, in 2013 and served as the President and Chief Executive Officer from August 2013 to August 2015 and as a director from August 2013 to August 2015. Mr. Suh held the following roles for Novartis Pharma Canada, a pharmaceutical company: Franchise Lead from 2012 to 2013, Brand Manager from 2010 to 2012, Associate Brand Manager from 2009 to 2010 and Medical Representative from 2006 to 2009. He received a Bachelor of Commerce, Honors Program from the University of Guelph, Ontario.

As the President and Chief Executive Officer of Willow Biopharma Inc., Mr. Suh previously received an annual base salary of $587,000 CAD, with a target bonus for 2018 equal to 50% of his base salary and an option to purchase 1,700,000 shares of the Company’s Common Stock under the Company’s 2018 Inducement Equity Incentive Plan.  As President of the Company, Mr. Suh will receive an annual base salary of $460,000 USD, with a target bonus equal to 50% of his base salary. He will continue to vest under his previously granted stock option to purchase 1,700,000 shares of the Company’s Common Stock under the Company’s 2018 Inducement Equity Incentive Plan and previously granted stock option to purchase 200,000 shares of the Company’s Common Stock under the previously disclosed 2018 Bonus Plan.

On April 30, 2018, the Company’s wholly own subsidiary, Willow Biopharma Inc., entered into a Change of Control and Severance Agreement with Mr. Suh, effective as of April 30, 2018. On August 3, 2018, the Company entered into the Third Amended and Restated Change of Control and Severance Agreement, or the Amended Severance Agreement, with Mr. Suh, on substantially the same terms as the Amended Severance Agreement entered into with each of our other executive officers. The Amended Severance Agreement superseded the Change of Control and Severance Agreement Mr. Suh previously entered into with Willow Biopharma Inc.

There were no arrangements or understandings between Mr. Suh and any other persons pursuant to which he was selected as an officer. There are no family relationships between Mr. Suh and any director or executive officer of the Company. As the former President and Chief Executive Officer and a former shareholder of Willow Biopharma Inc., on April 30, 2018, Mr. Suh received (i) a warrant to purchase up to 2,151,000 shares of the Company’s Common Stock, with a per share exercise price of $0.37, (ii) a stock option to purchase 200,000 shares of the Company’s Common Stock granted pursuant to the 2018 Bonus Plan, and (iii) a stock option to purchase 1,700,000 shares of the Company’s Common Stock granted pursuant to the Company’s 2018 Inducement Equity Incentive Plan, and on July 13, 2018, he received $500,000 for consulting services previously rendered to Willow Biopharma Inc., each in connection with the previously disclosed acquisition of Willow Biopharma Inc. He has no other direct or indirect material interest in any transaction required to be disclosed under Item 404(a) of Regulation S-K.

A copy of the form of Amended Severance Agreement will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2018. The previously disclosed description of the Amended Severance Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 7.01.  Regulation FD Disclosure

On August 6, 2018, VIVUS, Inc. issued a press release titled “VIVUS Appoints Kenneth Suh as President.” A copy of the press release is attached hereto as Exhibit 99.1.

The information furnished under this Item 7.01, including the related exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by reference to such filing.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release issued by VIVUS, Inc. dated August 6, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVUS, INC.

/s/ John L. Slebir
John L. Slebir
Senior Vice President, Business Development and General Counsel
Date: August 6, 2018